UMH PROPERTIES, INC.

Juniper Business Plaza

3499 Route 9 North, Suite 3-C

Freehold, NJ 07728

(732) 577-9997

Fax: (732) 577-9980

August 14, 2019
FOR IMMEDIATE RELEASE
Contact: Nelli Madden
732-577-9997

UMH PROPERTIES, INC. ANNOUNCES DISCONTINUANCE OF WAIVER GRANTS UNDER THE DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

FREEHOLD, NJ, August 14, 2019........ UMH Properties, Inc. (NYSE:UMH) today announced that as of August 16, 2019, the Company will not be granting waivers to the $1,000 monthly maximum for the purchase of shares for cash under its Dividend Reinvestment and Stock Purchase Plan.

Mr. Samuel A. Landy, President and Chief Executive Officer, commented, “Because we believe that the Company’s current stock price is undervalued, and in light of the Company’s strong operating performance and our confidence in our business going forward, the Board of Directors and management have determined that it is in the best interest of our shareholders to no longer grant waivers to the $1,000 monthly maximum, until further notice.”

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 121 manufactured home communities with approximately 22,600 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Maryland and Michigan. In addition, the Company owns a portfolio of REIT securities.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are based on the Company’s current expectations and involve various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. The risks and uncertainties that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

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